UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2012

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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On May 22, 2012, Arbitron Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

1.	Election of Directors. In an uncontested election, each of the following nominees was elected to the Board of Directors for a one-year term expiring in 2013. The following table reflects the voting results for each nominee:

	For	Withheld
Shellye L. Archambeau	24,255,649	606,633

David W. Devonshire	24,141,950	720,332

John A. Dimling	24,257,164	605,118

Erica Farber	24,261,883	600,399

Ronald Garriques	24,721,494	140,788

Philip Guarascio	24,194,834	667,448

William T. Kerr	24,073,758	778,524

Larry E. Kittelberger	24,200,870	661,412

Luis G. Nogales	24,200,514	661,768

Richard A. Post	24,198,330	663,952

2.	Advisory Approval of Executive Compensation. The stockholders approved, on an advisory (non-binding) basis, the Company’s executive compensation. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
24,157,216	467,088	237,978	753,608

3.	Auditor Ratification. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012 was ratified by the following vote:

For	Against	Abstain
25,384,297	209,996	21,597

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

May 24, 2012	By:	Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Business Development and Strategy, Chief Legal Officer, and Secretary